UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 31, 2008

Universal Truckload Services, Inc.

(Exact name of registrant as specified in its charter)

Michigan	120510	38-3640097
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12755 E. Nine Mile Road, Warren, Michigan

(Address of principal executive offices)

48089

(Zip Code)

(586) 920-0100

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On March 31, 2008, the Loan Agreement, or the Agreement, between Universal Truckload Services, Inc., or the Company, and First Tennessee Bank National Association dated November 28, 2006 for the period November 28, 2006 to May 31, 2008 was terminated, without penalty. Under the Agreement the Company’s maximum permitted borrowings and letters of credit were $20.0 million. The line of credit was unsecured, and bore interest at a rate equal to LIBOR plus 1.65%. There were no amounts due under the Agreement and both parties have mutually agreed to its cancellation. The Agreement was terminated because the Company has completed its transition of banking activities to Key Bank.

The information contained in this report is furnished and not deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities of that section. The information in this Current Report shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UNIVERSAL TRUCKLOAD SERVICES, INC.

Date: April 2, 2008	/s/ Robert E. Sigler
Robert E. Sigler
Vice President, Chief Financial Officer, Secretary and Treasurer